EXHIBIT 2.1
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                              ACQUISITION AGREEMENT
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     AGREEMENT  dated  as of February 28, 2003, by and among HERITAGE WORLDWIDE,
INC., a Delaware corporation ("HWWI"), the persons and/or entities listed on Exhibit A attached hereto and made a part hereof, being the majority stockholders of HWWI (the "Majority Stockholders"), POLY IMPLANTS PROTHESES, S.A., a French limited liability entity ("PIP"), and MILO FINANCE S.A., a Luxembourg limited liability entity and the holder of a majority of the issued and outstanding capital stock of PIP now and as of the Closing Date, as hereinafter defined (the "Seller").

     WHEREAS, PIP owns 95% of the issued and outstanding capital stock of PIP Espagne, S.A., a Spanish limited liability entity ("PIP Espagne"); and

     WHEREAS, the Seller desires to sell and HWWI desires to purchase all of the shares of capital stock of PIP held by Seller on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Purchase and Sale. At the Closing, on the Closing Date (both as hereinafter defined) and subject to the satisfaction and/or waiver of the Conditions specified in Sections 7 and 13 hereof, the Seller hereby agrees to sell, transfer, assign and convey to HWWI, and HWWI hereby agrees to purchase and acquire from the Seller, 225,504 shares of capital stock of PIP, constituting approximately 99.44% of the shares of PIP issued and outstanding at the time of the Closing ("Seller Shares").

     2. Purchase Price. The aggregate purchase price to be paid by HWWI for the Seller Shares shall be 13,741,667 newly issued shares (the "New Shares") of its common stock, par value $.001 per share ("Common Stock"), which shall be issued to the Seller on the basis of approximately 60.94 shares of Common Stock for each Seller Share. No fractional shares of Common Stock shall be issued; in lieu thereof, the number of New Shares to be issued to the Seller shall be rounded up to the next whole share. At Closing, the New Shares shall represent not less than 85% of the issued and outstanding Common Stock on a fully diluted basis. Upon issuance, all of the New Shares shall be validly issued fully paid and non-assessable.

     3. Warranties and Representations of PIP. In order to induce HWWI to enter into this Agreement and to complete the transaction contemplated hereby, PIP and the Seller warrant and represent to HWWI that:

          (a) Organization and Standing. Each of PIP and PIP Espagne is duly existing under the laws of the country of its creation and has full power and authority to carry on its business as now conducted. Attached hereto as
Schedule 3(a) are true and correct copies of PIP's organizational documents, as amended to the date hereof. No changes thereto shall be made before the Closing.

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          (b)  Capitalization;  Subsidiaries. As of the Closing Date, the entire authorized and issued capital of PIP shall be as set forth in Schedule 3(b). As of the Closing Date, there shall be no other voting or equity securities of PIP authorized or issued, nor any authorized or issued securities of PIP convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which PIP is bound, providing for the issuance of any additional shares of common stock or any other voting or equity security. At Closing, the Seller Shares will constitute approximately 99.44% of the voting power, right to receive dividends, when as and if declared and paid, and right to receive the proceeds of liquidation attributable to common stock, if any, of PIP. PIP Espagne is the only subsidiary of PIP. PIP owns, and will at Closing continue to own, 95% of the issued and outstanding capital stock of PIP Espagne.

          (c) Ownership of Seller Shares. As of Closing, the Seller will be the sole owner of the Seller Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the Seller Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any other applicable securities laws. By the transfer of the Seller Shares to HWWI pursuant to this Agreement, HWWI shall acquire not less than approximately 99.44% of the capital stock of PIP, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Seller Shares shall not have been registered under the Securities Act or any other applicable securities laws.


          (d) Taxes. Each of PIP and PIP Espagne has filed all tax returns and reports that it is required to file with all governmental agencies, wherever situated, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue shall not have a material adverse effect on PIP.

          (e) Governmental Regulations. PIP holds, directly or indirectly, the licenses and registrations set forth on Schedule 3(e)(i) hereto from the jurisdictions set forth therein. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any third party is required for the completion of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, no representation or warranty whatsoever is made as to licensing or registration requirements of the U.S. Food and Drug Administration (the "FDA"), any application for a license or permit from or any registration pending before the FDA, or any investigation, action or proceeding, if any, relating to any of the foregoing.

          (f) Ownership of Assets. Except for the premises leased by each for their respective operations, each of PIP, and PIP Espagne has good, marketable title, without any material liens or encumbrances of any nature whatever, to all of its material assets, properties and rights of every type and description, including, without limitation, if any, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, customer lists, machinery, equipment, books and records and good will, and shall continue to hold such title on and after the completion of the transaction contemplated by this Agreement; nor, except in the ordinary course of its business, has any of them disposed of any asset since the date of the most recent balance sheet described in Section 3(m) of this Agreement. Notwithstanding anything to the contrary contained herein or elsewhere in this Agreement, no representation


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or  warranty  is  made  with  respect  to the exclusivity of any of the customer lists, corporate trademarks, tradename, inventions, processes, know-how or trade secrets, but PIP does represent and warrant that it has no knowledge of any claim that use of any of the foregoing by any of those entities violates the rights of any person or entity.

          (g) No Interest in Suppliers, Customers or Competitors. Neither Jean Claude Mas nor any member of his family has any interest of any nature whatever in any supplier, customer or competitor of PIP, or PIP Espagne

          (h)  No  Debt  Owed  by  PIP  to  Shareholders. Except as set forth in
Schedule 3(h), neither PIP, nor PIP Espagne owes any money, securities, or property to any Seller or to any member of any Seller's family or to any entity controlled by such person. To the extent that PIP may have any undisclosed liability to pay any sum or property to any Seller, such person or entity hereby forever irrevocably releases and discharges such liability and, to the extent that PIP may have any undisclosed liability to pay any sum or property to any member of the family of any Seller, such Seller shall assume full responsibility therefor.

          (i) Corporate Records. All of the books and records of PIP, and PIP Espagne, including, without limitation, their respective books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and fairly reflect the conduct of its business in all material respects since its date of incorporation.

          (j) Validity of this Agreement. All corporate and other proceedings required to be taken by PIP and the Seller in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been executed by a person duly authorized by the Seller to do so on its behalf, and constitutes the valid and binding obligation thereof, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes shall not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the organizational documents of PIP, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which PIP, and/or the Seller is a party or is bound or may be affected, nor shall such execution, delivery and carrying out violate any material order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body. The business now conducted by PIP and PIP Espagne can continue to be so conducted after completion of the transaction contemplated hereby.

          (k) Enforceability of this Agreement. When duly executed and delivered, this Agreement and the Exhibits and Schedules hereto, which are incorporated herein and made a part hereof, shall be legal, valid, and enforceable by HWWI and the Majority Stockholders according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights and that upon the Closing, HWWI shall have acquired title in and to the Seller Shares free and clear of all claims, liens and encumbrances.

          (l) Access to Books and Records. Subject to any reasonable requirement relating to confidentiality and to non-disclosure of proprietary information of PIP and PIP Espagne, HWWI shall have full and free access to the books and records of each during the course of this transaction prior to Closing, upon reasonable notice and during regular business hours.

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          (m)  Financial  Statements.  PIP's  consolidated  financial statements attached hereto as Schedule 3(m) accurately describe in all material respects the financial position of PIP as of the date thereof.

          (n) Pending Actions. Other than as listed in Schedule 3(n) hereto, and subject to the limitations set forth above in Section 3(e), there are no legal actions, lawsuits, proceedings, or investigations, either administrative or judicial, pending or threatened, against or affecting PIP or PIP Espagne, or against the Seller that arise out of the operation of those entities, or to laws, rules and regulations governing the sale of its products or services, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws or regulations of any state or of the United States, Luxembourg, France, Spain or any other country in which PIP or PIP Espagne are conducting business, which, if adversely determined, could reasonably be expected to have a material adverse effect on PIP.

     4. Warranties and Representations of HWWI and the Majority Stockholders. In order to induce PIP and the Seller to enter this Agreement and to complete the transactions contemplated hereby, HWWI and the Majority
Stockholders  warrant  and  represent  to  PIP  and  to  the  Seller  that:

          (a) Organization and Standing. HWWI is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

          (b) Capitalization. HWWI's entire authorized equity capital consists of 55,000,000 shares of capital stock, of which 50,000,000 shares are designated as Common Stock, and 5,000,000 shares are designated as preferred stock $0.001 par value per share ("Preferred Stock"). An aggregate of 2,425,000 shares of Common Stock are issued and outstanding and are held of record by non-affiliates of HWWI and an aggregate of 12,000,000 shares of Common Stock are issued and are held of record in the name of HWWI's wholly-owned subsidiary, HW Acquisition, Inc., a Delaware corporation, which shares of Common Stock have been treated as and are properly considered treasury shares and not outstanding under generally accepted accounting principals and under Delaware corporate law. There are no shares of Preferred Stock issued or outstanding and there are no other voting or equity securities convertible into voting stock and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which HWWI is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of HWWI provide that a simple majority of the shares voting at a stockholders meeting at which a quorum is present may elect all of the directors of HWWI. The Certificate of Incorporation and By-laws of HWWI do not provide for cumulative voting.

          (c) Ownership of Shares. By and upon the issuance by HWWI of the New Shares to the Seller pursuant to this Agreement, the Seller shall acquire good, absolute, marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatever, except by reason of the fact that such New Shares shall not have been registered under the Securities Act.

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          (d)  Significant  Agreements.  HWWI  is  not  and shall not at Closing be  bound by  any  of  the  following:

               (i)  Employment,  advisory  or  consulting  contract;

               (ii)  Plan  providing  for  employee  benefits  of  any  nature;

               (iii)  Lease  with  respect  to  any  property  or  equipment;

               (iv) Contract or commitment for any future expenditure in excess of $1,000 in the aggregate;

               (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed or otherwise become liable for any obligation of any other person firm or organization;

               (vi) Other contract, agreement, understanding, commitment or arrangement; or

               (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

          (e) Taxes. HWWI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situated, and has paid all taxes as shown on such returns. All of such returns are true and complete.

          (f) Absence of Liabilities. As of the date hereof and at and as of the Closing, HWWI has and shall have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal fees and other expenses, in connection with this transaction, for which the Majority
Stockholders  of  HWWI  agree  to  be  responsible  and  to  pay  in  full.

          (g) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting HWWI, or against any of HWWI's officers or directors and arising out of their operation of HWWI. HWWI is and has at all times been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Securities Act, the Exchange Act, the rules and regulations of the SEC, or the securities laws and regulations of any state.

          (h) Holding Company and Investment Company Status. The HWWI is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.


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          (i)  Corporate  Records.  All  of  HWWI's  books  and  records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records shall be delivered to HWWI's new management at the Closing.

          (j) Reporting Company. HWWI is an issuer of securities that is subject to Section 13 or 15(d) of the Exchange Act and is neither exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act nor a foreign government as defined in Rule 405 of the Securities Act.

          (k) No Misleading Statements or Omissions. None of the information furnished by HWWI for purposes of or in connection with this Agreement or with any transaction contemplated hereby, including without limitation the information contained in this Agreement and the Exhibits and Schedules hereto, in any financial statement or in any other document attached hereto or presented to the Seller and/or PIP in connection herewith, and no currently effective filing made by HWWI under the Securities Act, the Exchange Act, the rules and regulations of the SEC or the securities laws and regulations of any state, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (l) Validity of this Agreement. All corporate and other proceedings which HWWI is required to take in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by a person authorized by HWWI and by the Majority Stockholders on behalf of each, and constitutes a valid and binding obligation of HWWI and of the Majority Stockholders. The execution and delivery of this Agreement and the carrying out of its purposes shall not result in the breach of any of the terms or conditions of, or constitute a default under or violate, HWWI's Certificate of Incorporation or By-laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which HWWI or any of the Majority Stockholders is a party or is bound or may be affected, nor shall such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

          (m) Enforceability of this Agreement. When duly executed and delivered, this Agreement and the Exhibits and Schedules hereto, which are incorporated herein and made a part hereof, are legal, valid, and enforceable by PIP and the Seller according to their terms, and that at the time of such execution and delivery, the Seller shall have acquired good, marketable title in and to the New Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

          (n) Access to Books and Records. Subject to any reasonable requirement relating confidentiality and non-disclosure of proprietary information of HWWI, PIP shall have full and free access to HWWI's books and records during the course of this transaction prior to and at the Closing.

          (o) HWWI Financial Statements. To the extent that it has not already done so, prior to the Closing, HWWI shall provide PIP with audited financial statements, and all current filings made or required to be made by


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HWWI  under  the  Securities  Act  or  any  other  applicable  securities  laws, including, but not limited to, its Form 10QSB for the quarter ended September 30, 2002.

          (p) HWWI Financial Condition. As of the Closing, HWWI shall have no assets or liabilities.

          (q) Majority Stockholder Approval. The Majority Stockholders of HWWI own of record or in "street name", and beneficially, not less than 82.3% of the issued and outstanding common stock of HWWI and have approved this Agreement and the transactions contemplated hereby and shall vote for and shall use their best efforts to obtain the approval of other HWWI stockholders to the provisions of Section 9(c) hereof in accordance with Laws & Regs.

          (r) Subsidiaries. On the Closing Date, HWWI shall have no subsidiaries.

     5. Survival; Remedies. All representations and warranties made herein and in the Exhibits and Schedules attached hereto shall survive for a period of one year following the Closing. In the event of material breach of any warranty or any material misrepresentation contained in this Agreement, which shall not be willful, the sole remedy of the non-breaching party shall be rescission of this Agreement.

     6. HWWI Shares. All of the New Shares shall be validly issued, full-paid and non-assessable shares of Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the Articles of Incorporation of HWWI.

     7.  Conditions  Precedent  to  Closing.

          (a) The obligations of PIP and of the Seller under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions, in addition to that specified in Section 13 hereof (together, "Conditions Precedent"):

               (i) That the representations and warranties of HWWI and the Majority Stockholders contained herein shall be true and correct on the Closing Date, as if such representations and warranties were made at such time;

               (ii) That HWWI and the Majority Stockholders shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing.

          (b) The obligations of HWWI under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

               (i) That the representations and warranties of PIP and the Seller contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time; and


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               (ii)  That  PIP  and  the  Seller  shall  have  performed  or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by each prior to or on the Closing Date.

     8. Termination. This Agreement may be terminated at any time before or at Closing:

          (a)  By  the  mutual  agreement  of  the  parties;

          (b) If any legal proceeding shall have been instituted or shall be imminently threatened which delays, restrains or prevents the consummation of this Agreement;

          (c)  By  HWWI  and  the  Majority  Stockholders  ("HWWI  Parties"):

               (i) if a representation made by PIP or by the Seller shall be materially untrue;

               (ii) if any warranty made by PIP or by the Seller shall be materially breached; and

               (iii) if PIP or the Seller shall fail to perform any material agreement which it is required to perform hereunder, prior to or at the Closing.

          (d)  By  PIP  and  the  Seller,

               (i) if a representation made by any of the HWWI Parties shall be materially untrue;

               (ii) if any warranty made by any of the HWWI Parties shall be materially breached; and

               (iii) if any of the HWWI Parties fails to perform any agreement required to be performed by it hereunder, prior to or at the Closing.

     9. Post Closing. As soon as practical after the Closing, in accordance with Laws & Regs, HWWI, at the expense of the Majority Stockholders:

          (a) shall prepare and submit all filings required by the SEC and the NASD as a result of the transactions herein contemplated;

          (b) shall apply for listing on the NASDAQ Small Cap market (as soon as the necessary requirements for listing have been satisfied); and

          (c) shall take necessary steps pursuant to Law & Regs to change its name as directed by the Board of Directors of HWWI.

     10. Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated herein by this reference as if they were herein set forth in their entirety.

     11.  Miscellaneous  Provisions.


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

          (a) This Agreement is the entire agreement between the parties in respect of the subject matter hereof and supercedes all prior agreements, written or oral, and all contemporaneous oral agreements, if any. This Agreement may not be modified, except by a writing executed by all of the parties hereto.

          (b) The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement or the waiver of any term, covenant, condition or right shall not be deemed such a waiver or relinquishment at any other time or times. Any waiver of any provision hereof, or of any right arising under or out of this Agreement must be in writing, so denominated and executed by all parties hereto.

          (c) Except as herein contained, neither party has made any representation or warranty to the other and in any event no party hereto is relying on any representation or warranty made by any other party hereto that is not contained in this Agreement.

     12.  Additional  Capital.

          (a) Immediately following the Closing, the Majority Stockholders, either directly or through one or more designees thereof (for the purposes of this Section 12, "Financial Advisor") and the management of the combined companies shall use their best efforts to obtain, through one or more private placements of unregistered equity securities of HWWI, and on terms and conditions satisfactory to the Seller, an investment in HWWI of not less than $1,000,000, $500,000 of which shall be made not later than thirty days after Closing (the "First Investment") and the balance of which shall be made not later than ninety days after Closing (the "Second Investment").

          (b) GEM Global Yield Fund (or its designees(s)), collectively referred to as "GEM") will be entitled to receive warrants in the form of Exhibit B (the "Warrants") to purchase up to 1,000,000 shares of Common Stock, exercisable at a price of $1.00 per share, as compensation for acting as an advisor to PIP with respect to this transaction. The Warrants will be issued in units of 100,000 shares of Common Stock and will be held in escrow by Morrison Cohen Singer & Weinstein, LLP in accordance with the terms of the Warrant Escrow Agreement in the form of Exhibit C. GEM agrees that neither the Warrants nor any shares of Common Stock issuable upon exercise of the Warrants may be sold prior to the second anniversary of Closing, except with the express written permission of the Board of Directors of HWWI and such shares shall be placed and held in escrow in accordance with the Restricted Stock Escrow Agreement in the form of Exhibit D (the "Restricted Stock Escrow Agreement")

          (c) The right of GEM to receive all or any portion of the first 500,000 Warrants shall expire in the event that the First Investment is not completed within 30 days of Closing (the "First Expiration Date") and the right of GEM to receive all or any portion of the remaining 500,000 Warrants shall expire in the event the Second Investment is not completed within 90 days of Closing (the "Second Expiration Date"). The expiration of such right to receive Warrants shall be made on a pro rata basis in proportion to the amount, if any, of the First Investment or the Second Investment actually made into HWWI on or prior to such dates. Accordingly, if an aggregate of $700,000 is invested 60 days after Closing, GEM would not be entitled to receive any portion of the first 500,000 Warrants as the First Investment was not completed prior to the First Expiration Date but would be entitled to receive the remaining 500,000 Warrants if the Second Investment was completed prior to the Second Expiration Date.

          (d) The holders of the Warrants shall be entitled to piggy-back registration rights in accordance with the terms of a Registration Rights Agreement in the form attached hereto as Exhibit E.

          (e) In no event shall the Financial Advisor be entitled to reimbursement for its expenses in connection with its efforts.

     13. Stockholders' Agreement. As a condition precedent to the obligations of the parties hereto, they shall enter into a Stockholders' Agreement substantially in the form attached hereto as Exhibit F, which provides, among other things, for the following:

          (a) the Majority Stockholders shall not, at any time prior to the expiration of 120 days from the Closing Date dispose of more than 1,000,000 shares, in the aggregate, of Common Stock of HWWI held by them;

          (b) the Majority Stockholders shall sell no more than an aggregate of 1,500,000 shares of Common Stock (including any shares referred to in Section 13(a)) prior to the 240th day after the Closing;

          (c) the Majority Stockholders shall grant the Seller the option to participate with the Majority Stockholders in the sale of any Common Stock on a share for share basis with respect to the sale of any Block of Common Stock (a "Block" being defined as a single sale of more than 300,000 shares of Common Stock sold privately off the OTB Bulletin or other exchange on which HWWI's stock is then traded) ;

          (e) the Majority Stockholders shall vote for two designees of the Seller as directors of HWWI;

          (f) the Seller shall vote for one designee of the Majority Stockholders as directors of HWWI for so long as the Majority Stockholders own, in the aggregate, at least 7% of the issued and outstanding Common Stock;

          (g) if any Warrants are released from escrow to GEM and if any such released Warrants are exercised within a period of 2 years following the date such Warrants are issued, then the Common Stock received upon such exercise (i) shall not be sold within 24 months following the date the Warrant which gave rise to such Common Stock, was issued; (ii) shall be delivered to the Escrow Agent named in the Restricted Stock Escrow Agreement to be dealt with in accordance with that Escrow Agreement.

     14. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 10:00 A.M. on (a) the fifth business day after all parties hereto have executed this Agreement and all documents and schedules referred to herein have been finalized and appended to the Agreement, or (b) on such other date as the parties hereto shall agree upon ("Closing Date").

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, and any disputed hereunder shall be submitted to the jurisdiction of the courts of the State of New York.

     16. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being to each party hereto.

     17. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive discretion exercised in good faith.

     18. Notices. All notices, requests, demands, consents, approvals and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier to the party at its address or fax number given below its signature to this Agreement. Any notice so given shall be deemed to have been given when received. A copy of any notice given hereunder shall be simultaneously sent to counsel for the respective parties, as follows:

               If to counsel for PIP and the Seller (and, after the Closing, if To counsel for HWWI):

                    Morrison  Cohen  Singer  &  Weinstein,  LLP
                    750  Lexington  Avenue
                    New  York,  New  York  10022
                    Attention:  Jay  W.  Seeman/Michael  Connolly
                    Fax:  (212)  735-8708

               If to counsel for the Majority Stockholders (and, prior to the Closing, if to counsel for HWWI):
                    Kaplan  Gottbetter  &  Levenson,  LLP
                    630  Third  Avenue
                    New  York,  New  York  10017-6705
                    Attention:  Adam  S.  Gottbetter,  Esq.
                    Fax:  (212)  983-9210

               Any party hereto, or counsel for any party hereto, may change the Address and/or fax number for notices intended for it by giving a notice complying with this paragraph to the parties hereto and to the other counsel, but such notice shall not be effective until actually received.


                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Acquisition Agreement as of the date first above written.

                                          POLY IMPLANTS PROTHESES, S.A.

                                              /s/ Jean Claude Mas
                                          By: ----------------------------------
                                              Jean Claude Mas, President of C.A.
                                              337 Av. De Bruxelles
                                              83507 La Seyne-sur-Mer
                                              France

                                          HERITAGE  WORLDWIDE,  INC.

                                              /s/ Fabrice  Viguier
                                          By: ----------------------------------
                                              Fabrice  Viguier,  President
                                              712  5th  Avenue,  7th  Floor
                                              New  York,  NY  10019


                                          MILO  FINANCE  S.A.

                                              /s/ Alain  Sereyjol  Garros
                                          By: ----------------------------------
                                              Alain  Sereyjol  Garros
                                              Authorized  Signatory
                                              2  rue  Jean  Engling
                                              LX  1510  Luxembourg,
                                              Luxembourg






                [FIRST SIGNATURE PAGES TO ACQUISITION AGREEMENT]

                                         GEM  GLOBAL  YIELD  FUND  LTD.

                                              /s/ James Loughran
                                         By:  ----------------------------------
                                            James Loughran, Authorized Signatory
                                            38 Hertford St.
                                            London  W1Y7TG


                                         GEM  SINGAPORE,  LTD.

                                              /s/ James Loughran
                                         By:  ----------------------------------
                                            James Loughran, Authorized Signatory
                                            38 Hertford St.
                                            London  W1Y7TG


                                         OCEAN  STRATEGIC  HOLDINGS  LTD.

                                              /s/ James Loughran
                                         By:  ----------------------------------
                                            James Loughran, Authorized Signatory
                                            38 Hertford St.
                                            London  W1Y7TG


                                         GEM  STRATEGIC  HOLDINGS  LTD.

                                              /s/ James Loughran
                                         By:  ----------------------------------
                                            James Loughran, Authorized Signatory
                                            38 Hertford St.
                                            London  W1Y7TG







                [SECOND SIGNATURE PAGE TO ACQUISITION AGREEMENT]

Exhibits
--------

Exhibit  A          Majority  Stockholders
Exhibit  B          Form  of  Warrant
Exhibit  C          Form  of  Warrant  Escrow  Agreement
Exhibit  D          Form  of  Restricted  Stock  Escrow  Agreement
Exhibit  E          Form  of  Registration  Rights  Agreement
Exhibit  F          Form  of  Stockholders'  Agreement

Schedules
---------
Schedule  3(b)      Capitalization  at  Closing
Schedule  3(e)(i)   Licenses  and  Registrations
Schedule  3(h)      Shareholder  Debt
Schedule  3(m)      Financial  Statements
Schedule  3(n)      Pending  Actions


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